Exhibit 99.1

JLL Income Property Trust
Closes Financing on Indianapolis Industrial Facility

Chicago (October 7, 2026) – JLL Income Property Trust, an institutionally managed, daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX) with approximately $6.9 billion in portfolio equity and debt investments, announced that it closed a $68.5 million mortgage loan secured by Whitestown Distribution Center IV, a Class A distribution center totaling approximately 1.1 million square feet in the Northwest submarket of Indianapolis in Whitestown, IN. The loan has a seven-year term with an interest rate of 5.54%. The transaction supports JLL Income Property Trust’s strategy of including a modest amount of fixed-rate leverage on specific properties in its portfolio to enhance point forward returns.

“As interest rates have moved higher and debt capital markets remain open but selective, we are seeing opportunities to include disciplined, accretive leverage on high-quality properties as a component of our business plan to drive positive performance. This leverage on a newly built industrial property in an infill location with strong demand drivers should provide the portfolio with durable cash flow for our investors.” said Allan Swaringen, President and CEO of JLL Income Property Trust.

The facility, which is 100% leased to a single tenant, was constructed in 2024 as the tenant’s largest North America redistribution center servicing eight regional centers. It features state-of-the-art amenities such as LED lighting, ESFR sprinklers, 135’-185’ truck courts, full dock packages including hydraulic levelers, and 40’ clear heights. Indianapolis serves as one of the country’s major industrial markets from its geographic location in the center of the U.S., with a compelling combination of extensive transportation systems, a deep labor pool, and a business friendly environment. The region is home to the second largest FedEx hub nationwide, as well as other major distribution tenants like Amazon, Home Depot, DHL, and Coca-Cola.

JLL Income Property Trust’s allocation to industrial real estate remains significant with this transaction. As of September 30, 2026, industrial investments comprise the largest percentage of the total $6.9 billion portfolio at 40%, with approximately $2.7 billion in assets across 66 industrial properties.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that owns a growing portfolio of real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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JLL INCOME PROPERTY TRUST, INC. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX; ZIPIBX; ZIPSAX; ZIPZAX; ZIPDBX),
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

ABOUT LASALLE INVESTMENT MANAGEMENT | INVESTING TODAY. FOR TOMORROW.
LaSalle Investment Management, a subsidiary of JLL, is a globally integrated, diverse real estate investment manager. On a global basis, LaSalle manages $86.8 billion of assets in private and public real estate equity and debt investments as of Q1 2026. LaSalle's client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a diverse range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments.

Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:

Michael Gelobter
LaSalle Investment Management
Email: Michael.gelobter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com